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                                                                 EXHIBIT 23.9

                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference of our report dated February 12, 1997, with respect to the consolidated balance sheet of VALUATION COUNSELORS GROUP, INC. AND ITS WHOLLY OWNED SUBSIDIARY as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, which report appears in the 8-K of Century Business Services, Inc. dated February 20, 1998.




ALTSCHULER, MELVOIN AND GLASSER LLP


Chicago, Illinois

March 11, 1998